EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Provides Shareholder Update and Reports AGM Results

VANCOUVER, B.C., CANADA (January 27, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to provide shareholders with the following operational update.

California:

The Company has been managing the ShowGrow dispensary in Long Beach since August 1, 2019 and is awaiting final approval from the California Bureau of Cannabis Control for final transfer of the license to NMG Long Beach, the wholly owned California subsidiary of BaM. All paperwork for the license transfer was submitted by the vendor and BaM in December. ShowGrow Long Beach continues to provide medical and recreational sales of a wide variety of legal cannabis forms including Body and Mind branded offerings comprised of pre-rolled joints, pre-rolled blunts, live resin, sugar, badder and wax.

The Company is advancing construction of the ShowGrow San Diego dispensary with completion of interior drywall, commencement of millwork and preparation for cabinetry and point of sale installation. Exterior work including siding and upgrades to the roughly 30 car parking lot are ongoing and construction is anticipated for completion in late calendar Q1 2020 pending local approvals. Updated images from the San Diego dispensary construction can be viewed at http://bamcannabis.com/construction-update

Nevada:

The Company has substantially completed construction of the new production facility and has commenced moving equipment from the current production facility to the new location. Final inspections are anticipated in February with operations at the new production facility commencing pending local approval. Updated construction images of the Nevada production facility can be found at http://bamcannabis.com/construction-update

BaM is proud to announce three new proprietary strains from the Company’s genetics development program. The Donuts strain is a hybrid strain with a very sweet creamy candy flavor with slight hints of earth and berry. Blue Tang Cookies is a hybrid strain with a sweet and creamy flavor with slight hints of sour and berry. Fruit Pie is a sativa-dominant hybrid with aroma notes of strawberry and blueberry. All strains consistently test in the 25 – 27 % THC range.

Arkansas:

Construction of the dispensary in West Memphis is progressing well with the interior at the drywall stage and exterior work ongoing for the parking area and access. Scott Hardon with the Arkansas State Department of Finance and Administration reported that patients in Arkansas spent $28.13 million on medical marijuana purchased from May 10, 2019 to December 26, 2019. Fourteen dispensaries were open as of December 26, 2019 with a total of 32 dispensaries authorized in Arkansas.

“Our team has been preparing for our next stage of growth as we anticipate completing construction and opening our new facilities in Nevada, California and Arkansas,” stated Michael Mills, President and Interim CEO of BaM. “We have seasoned management from within the Body and Mind team who will be opening our new operations and applying their deep cannabis experience to each business. We continue to run lean and efficient operations as we expand our footprint and revenue opportunities.”

Company Matters and Annual General Meeting Results:

In conjunction with the holding of the Company’s recent annual general meeting of stockholders on January 23, 2020, the following matters were duly ratified by the Company’s stockholders and have now been implemented by the Board of Directors in the following manner:

•	Robert Hasman, Brent Reuter, David Wenger, Michael Mills and Dong Shim were elected to the Board of Directors of the Company;

•	Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, were appointed as the Company’s independent registered accounting firm;

•	the continuation of the Company’s 2012 Incentive Stock Option Plan was approved;

•	the Company’s executive compensation was approved;

•	the frequency of stockholder votes on the Company’s executive compensation was approved to be presented to the stockholders annually; and

•	the following officers of the Company were re-appointed by the Board of Directors of the Company immediately following the annual general meeting:

Michael Mills:	President and Interim Chief Executive Officer;
Dong Shim:	Chief Financial Officer;
Stephen Hoffman:	Chief Operating Officer; and
Darren Tindale:	Corporate Secretary.

The Company would like to thank Kevin Hooks who did not stand for re-election as a director. Mr. Hooks was a founder of BaM and has made significant contributions to advance the Company. Michael Mills was elected as a new director and on the same day the Company’s board of directors granted 200,000 incentive stock options to Mr. Mills, in accordance with the Company’s stock option plan, at an exercise price of CAD$0.88 per share for a term of five years expiring on January 23, 2025. The options are subject to vesting provisions such that twenty-five percent (25%) of the options vest every six months from the date of grant with the first tranche vesting on June 23, 2020. This option grant is net non-dilutive as it replaces the prior stock options that were granted to Mr. Hooks on August 21, 2019, which had not yet vested.

The Company wishes to announce that it has decided to not renew the investor relations and public relations contract with KCSA Strategic Communications based on current capital market conditions and a review of company-wide cost savings opportunities. The Company would like to thank the skilled team at KCSA for their professional contribution and expertise.

About Body and Mind Inc.

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

President

Tel: 800-361-6312

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.